Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RESULTS FOR SECOND QUARTER FISCAL 2020

●	Record revenue of $9.6 million for Q2 2020, up 20% from $8.0 million in Q2 fiscal 2019

●	Contribution Margin* of $1.1 million in Q2 2020, up $1.3 million versus Contribution Loss* of ($0.2) million in Q2 2019

●	Reached 775,000 paid subscribers at the end of Q2 2020, representing over 40% growth year over year

●	Livestreamed 10 events in Q2 2020 versus 8 in Q2 2019, driving over 27 million views; 21 music festivals livestreamed and over 60 million views year-to-date fiscal 2020, as compared to 51 million views for the entire fiscal 2019

●	In July 2019, sold 5.0 million shares of common stock for cash proceeds of $9.6 million, net of $0.9 million in fees and expenses

●	Ended Q2 2020 with $16.1 million in cash and cash equivalents, up from $14.1 million in cash and cash equivalents at the end of Q2 2019

WEST HOLLYWOOD, California, November 7, 2019 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive” or the “Company”), a global digital media company focused on live entertainment, today announced financial results for its second fiscal quarter ended September 30, 2019. LiveXLive posted record revenue of $9.6 million and a contribution margin* of $1.1 million in Q2 2020, respectively, as compared to revenue of $8.0 million and a contribution loss of ($0.2) million in Q2 2019, respectively, driven by strong subscriber growth. The Company recorded a loss from operations of $9.9 million, and net loss of $10.6 million in Q2 2020, driven by positive $1.1 million in contribution margin* in Q2 2020 as a result of continued subscriber growth in the period, offset by 10 events livestreamed in the quarter, coupled with ongoing operating investments made in Q2 2020 to grow the Company and $6.2 million of non-cash depreciation, amortization and stock compensation and non-recurring expenses in the period. Excluding these non-cash and non-recurring expenses, Q2 2020 Adjusted Operating Loss (“AOL”)* was $3.7 million, which was flat when compared to Q2 2019 AOL.

“LiveXLive continued to make progress during the second quarter of fiscal 2020, highlighted by 20% revenue growth, a significant improvement in contribution margin and 40% growth in paid subscribers year over year,” said Robert Ellin, CEO and Chairman of LiveXLive. “We are revolutionizing livestreaming and music-related content for fans around the world with a music platform that delivers the most unique, social, and immersive experience. LiveXLive has quickly established itself as the authentic global thought leader in live music. We have entered into long-term agreements with major events, created a unique content and global distribution platform, and we and are well positioned for significant growth in the long term.”

In the second quarter of 2020, LiveXLive livestreamed 10 major festivals and events. Second quarter 2020 festival and event livestreams included Montreux Jazz Festival (Lake Geneva, Switzerland), Afro Nation (Portimao, Portugal), Alt Summer Camp (Long Beach, California), Sziget Music Festival (Budapest, Hungary), the first weekend of Rock in Rio (Rio de Janeiro, Brazil), Life is Beautiful (Las Vegas, Nevada), iHeartRadio’s Daytime Stage (Las Vegas, Nevada) and featured leading artists including Vince Gill, Trisha Yearwood, and the Lumineers.

Recent and Q2 2020 Highlights

●	Q2 fiscal 2020 achieved over 49 million livestreams, 200 artist streams on the Company’s platform, and over 240 hours of live music content streamed; over 60 million livestreams, 227 artists and 268 hours of live music content streamed in fiscal 2020 to date.

●	Ended Q2 fiscal 2020 with paid subscribers of 775,000, growth over 40% year-over-year.

●	Partnered with Afro Nation to distribute African-origin music and content globally and further connecting people and cultures through music.

●	Record delivery of 12.5 million livestreams during Rock in Rio, one of the world’s largest and most iconic music festivals. The 2019 lineup featured Anitta, The Black Eyed Peas, Bon Jovi, Dave Matthews Band, H.E.R., Imagine Dragons, Iron Maiden, Jessie J, Muse, Panic! At The Disco, P!nk, Charlie Puth, Red Hot Chili Peppers, Nile Rodgers, Slayer and others.

●	Partnered with Allied Esports to combine live music with Esports, the fastest-growing live entertainment categories; Allied Esports HyperX Trucks will serve as center stage for LiveXLive’s LiveZone at music festivals and events throughout North America and Europe.

●	Partnered with Zoom Media to feature LiveXLive’s video content in 3,700 health clubs and gyms across the United States.

●	Announced “LiveCause,” an artist-driven philanthropic platform harnessing the power of live music to inspire charitable giving.

●	Named Jason Miller as Head of Global Sales and Brand Partnerships and Kyle Hoedl as Vice President of Marketing of the Company. Mr. Miller most recently served as Executive Vice President of Advertising and Integrated Marketing at Fuse Media. Mr. Hoedl, a veteran of Viacom, was most recently at MTV International, where he oversaw digital marketing and content strategy for global music events.

●	Appointed Bridget Baker to the Company’s Board of Directors. Ms. Baker is the former President of Content Distribution at NBCUniversal. At NBCUniversal, Ms. Baker launched CNBC, served as NBCUniversal’s first President of TV Networks Distribution, oversaw NBCUniversal’s multibillion content distribution business and was involved in acquisitions and integrations totaling nearly $50 billion, including Bravo, Telemundo, Vivendi/Universal, Oxygen and Comcast. Ms. Baker drove the multi-platform content distribution strategy that was instrumental in transforming NBCUniversal from a veteran broadcasting company into a global content powerhouse acquired by Comcast Corp. in 2011 for $30 billion.

●	Completed a $10.5 million registered offering of the Company’s common stock in July 2019, raising net proceeds of $9.6 million after offering fees and expenses. The Company plans to use these proceeds for repayment of its debentures, working capital and general corporate purposes, including without limitation future acquisitions, purchases of outstanding warrants and capital expenditures.

Second Quarter 2020 and 2019 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Revenue	$9,583	$7,968
Operating loss	(9,932)	(9,516)
Adjusted Operating Loss*	(3,705)	(3,559)
Net Loss	(10,619)	(10,325)
Loss per share - basic and diluted	$(0.19)	$(0.20)

Second Quarter 2020 Results Summary Discussion

During Q2 2020, the Company posted revenue of $9.6 million versus $8.0 million in Q2 2019. The increase was due to the growth in subscription revenue. Q2 2020 paid subscribers increased over 40%, or by a net 226,000 subscribers year-over-year from Q2 2019, ending Q2 2020 with 775,000 paid subscribers as compared to 549,000 subscribers at September 30, 2018.

LiveXLive streamed 10 live events during its second fiscal quarter 2020, and made incremental investments to drive long-term growth. These growth activities drove a net loss of $10.6 million, loss from operations of $9.9 million and Adjusted Operating Loss* of $3.7 million.

Q2 2020 Operating Loss of $9.9 million was slightly higher compared to a $9.5 million Operating Loss in Q2 2019. The $0.4 million increase was driven in part by higher operating expenses of $1.5 million and non-recurring costs of $0.2 million, offset by a $1.3 million in improved Contribution Margin*. The $1.5 million increase in operating expenses was largely driven by higher sales and marketing expenses to support 10 livestream events versus 8 in Q2 2019 and higher product development costs to support new product initiatives. The $1.3 million improvement in Contribution Margin* was driven by the growth in LiveXLive’s subscription revenue and corresponding improvement in subscription contribution margin year over year.

Q2 2020 AOL* of $3.7 million, which was flat when compared to Q2 2019 AOL of $3.6 million, was driven by Music Operations loss of $(2.1) million and Corporate loss of $(1.6) million.

Capital expenditures for Q2 2020 totaled approximately $1.0 million, which were largely driven by capitalized software costs associated with development of our integrated music player and services in Q2 2020.

The Company finished Q2 2020 with approximately $16.1 million in cash and cash equivalents and $16.2 million in debt (inclusive of net $1.3 million of deferred debt issuance costs and $0.4 million in fair value embedded derivatives).

* Refer to “About Non-GAAP Financial Measures” within this release for definitions of Adjusted Operating Loss and Contribution Margin (Loss).

Business Outlook

Updating full-year fiscal 2020 guidance as follows:

●	Revenue of $38-40 million

●	Adjusted Operating Loss** of $12-14 million

●	Capital expenditures in the range of $2-3 million

●	Expectation to livestream up to 40 music festivals and events

** With respect to projected full year 2020 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Loss*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its second quarter 2020 fiscal year results on Thursday, November 7, 2019 at 8:30 a.m. EST (5:30 a.m. PST) DOMESTIC DIAL-IN: 844-746-0736 and INTERNATIONAL DIAL-IN: 412-317-0796. For those unable to participate in the live conference call or webcast, a replay will be available until November 14, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10136433. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2020 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Loss, Contribution Margin (Loss), capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our 2019 Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 24, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Financial Information

The tables below present unaudited financial results for the three and six months ended September 30, 2019 and 2018.

LiveXLive Media, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

Revenue:	$9,583	$7,968	$19,081	$15,558

Operating expenses:
Cost of sales	8,453	8,135	17,466	16,571
Sales and marketing	2,100	1,306	3,811	2,220
Product development	2,505	1,969	4,928	3,811
General and administrative	5,103	3,664	9,928	7,742
Amortization of intangible assets	1,354	2,410	3,142	4,833
Total operating expenses	19,515	17,484	39,275	35,177
Loss from operations	(9,932)	(9,516)	(20,194)	(19,619)

Other income (expense):
Interest expense, net	(940)	(782)	(1,810)	(1,397)
Other income (expense)	253	(27)	419	(77)
Total other expense	(687)	(809)	(1,391)	(1,474)

Loss before provision for income taxes	(10,619)	(10,325)	(21,585)	(21,093)

Provision for income taxes	-	-	-	-
Net loss	$(10,619)	$(10,325)	$(21,585)	$(21,093)

Net loss per share – basic and diluted	$(0.19)	$(0.20)	$(0.40)	$(0.41)
Weighted average common shares – basic and diluted	55,891,299	51,949,517	54,115,343	51,739,841

LiveXLive Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	March 31,
	2019	2019
Assets
Current Assets
Cash and cash equivalents	$16,053	$13,704
Restricted cash	235	235
Accounts receivable, net	3,843	4,314
Prepaid expense and other assets	1,794	1,311
Total Current Assets	21,925	19,564
Property and equipment, net	3,161	2,720
Goodwill	9,672	9,672
Intangible assets, net	23,801	26,943
Other assets	164	-
Total Assets	$58,723	$58,899

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$21,876	$20,906
Accrued royalties	11,417	9,921
Note payable	322	312
Deferred revenue	855	950
Senior secured convertible debentures, net	10,908	2,111
Total Current Liabilities	45,378	34,200
Other long-term liabilities	3,868	-
Lease liabilities, noncurrent	87	-
Senior secured convertible debentures, net	-	10,284
Unsecured convertible notes, net of discount and current maturities	4,928	4,741
Deferred income taxes	211	211
Total Liabilities	54,472	49,436

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 57,834,822 and 52,275,236 shares issued and outstanding, respectively	58	52
Additional paid in capital	114,972	98,605
Accumulated deficit	(110,779)	(89,194)
Total stockholders’ equity	4,251	9,463
Total Liabilities and Stockholders’ Equity	$58,723	$58,899

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Adjusted Operating Loss* Reconciliation

	Contribution Margin (Loss)	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs (1)	Other Non- Operating Costs (1)	Adjusted Operating Loss
Three Months Ended September 30, 2019
Music Operations	$1,130	$(6,069)	$1,984	$1,969	$-	$45	$(2,071)
Corporate	-	(3,863)	-	790	-	1,439	(1,634)
Total	$1,130	$(9,932)	$1,984	$2,759	$-	$1,484	$(3,705)

Three Months Ended September 30, 2018
Music Operations	$(167)	$(6,125)	$2,622	$1,096	$-	$-	$(2,407)
Corporate	-	(3,391)	1	2,119	-	119	(1,152)
Total	$(167)	$(9,516)	$2,623	$3,215	$-	$119	$(3,559)

	Contribution Margin (Loss)	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs (1)	Other Non- Recurring Costs (1)	Adjusted Operating Loss
Six Months Ended September 30, 2019
Music Operations	$1,615	$(13,088)	$4,213	$3,140	$-	$45	$(5,690)
Corporate	-	(7,106)	2	2,736	-	1,764	(2,604)
Total	$1,615	$(20,194)	$4,215	$5,876	$-	$1,809	$(8,294)

Six Months Ended September 30, 2018
Music Operations	$(1,013)	$(12,876)	$5,142	$2,325	$-	$117	$(5,292)
Corporate	-	(6,743)	2	3,737	-	181	(2,823)
Total	$(1,013)	$(19,619)	$5,144	$6,062	$-	$298	$(8,115)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date.

* See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Contribution Margin (Loss)* Reconciliation

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

Revenue:	$9,583	$7,968	$19,081	$15,558

Less Cost of Sales:	(8,453)	(8,135)	(17,466)	(16,571)
Contribution Margin (Loss)*	$1,130	$(167)	$1,615	$(1,013)

* See the definition of Contribution Margin (Loss) under “About Non-GAAP Financial Measures” within this release.